Exhibit 3.2

Draft Form of Notice of Articles Reflecting Creation of
Class C Preferred Shares

BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on:

Incorporation Number: **BC1409749**

Recognition Date and Time: *Incorporated on April 7, 2023 08:00 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

ROZE AI INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

Delivery Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

Delivery Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

BC1409749 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
CHO, YOUNGJIN

Mailing Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

Delivery Address:
214 - 20171 92A AVE
LANGLEY BC V1M 3A5
CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

September 17, 2024
March XX 2026

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Class A Preferred Shares	Without Par Value With Special Rights or Restrictions attached
3.	No Maximum	Class B Preferred Shares	Without Par Value With Special Rights or Restrictions attached
4.	No Maximum	Class C Preferred Shares	Without Par Value With Special Rights or Restrictions attached.

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